SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  June 27, 2000
                        Commission File Number:  0-17020


                             Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                               87-0429944
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)


          50 West Broadway, Suite 501
              Salt Lake City, Utah                           84101
     (Address of Principal Executive Offices)              (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                              (801) 350-0587


                                   N/A
(Former name, former address, and formal fiscal year, if changed since last report)

                              ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on June 27, 2000.

     Salt Lake City, UT, June 27, 2000 - Sensar Corporation (Nasdaq: SCII) announced today that Net2Wireless had established a new strategic business unit to be called Fastnet Inc. ("Fastnet"). Fastnet will be a wholly owned subsidiary of Net2Wireless and will focus on delivering Net2Wireless's compression and pattern recognition technologies for fixed line applications.

     Net2Wireless has recently recruited a specialist team of executives and engineers from a leading telecom company to spearhead this initiative. The technology allows accelerated transmission speeds of data over currently available line based systems. Net2Wireless has achieved an improved transmission rate of over 10 times existing capability in initial tests making this an extremely attractive product for ISPs and the Corporate Server market with wire line infrastructures.

     Net2Wireless anticipates that its product for this market will be commercially available towards the end of this year once pilot tests are completed with possible end users.

     "We have decided to establish a new subsidiary and recruit a team of experts for this opportunity to ensure that each side of our business remains focused on commercializing its core activities," said Nechemia Davidson, CEO of Net2Wireless. "The application of our patented technology to wireless applications remains our number one goal, however based on the market reaction to demonstrations of our line based system we decided this was too exciting an opportunity to ignore."

     Net2Wireless has developed technologies to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G existing infrastructure and mobile devices such as PDA's, smart mobile phones and handheld computers, all these over one backbone. Net2Wireless technologies utilize state-of-the-art digital content compression, advanced pattern recognition technology and innovative streaming communication technology, supporting scalable communications from 9.6 Kbps and higher, using ultra-low bandwidth.

     Additional information concerning Net2Wireless can be found at its website at http://www.net2w.com.

     This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development and testing stage. The potential products for fixed line applications have not been finalized or submitted to third party beta testing. The products are not commercially available and all are subject to all the risks associated with a new market introduction including technical feasibility, efficacy, market acceptance, acceptable pricing structures, and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. For a discussion of the contingencies and uncertainties relating to the merger of Sensar and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 1999 and its initial filing on Form S-4, which is subject to further completion and amendment.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 27, 2000              SENSAR CORPORATION


                                   By   /s/ Howard S. Landa
                                     Howard S. Landa, Chairman of the Board
                                     (Chief Executive Officer and
                                     Principal Financial and Accounting Officer)